UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

FACEBANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1115 Broadway, 12th Floor, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212)-537-5775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act [  ]

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 1, 2020, fuboTV Acquisition Corp., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of FaceBank Group, Inc. (“FaceBank” or the “Company”) merged with and into fuboTV Inc., a Delaware corporation (“fuboTV”) whereby fuboTV continued as the surviving corporation and became a wholly-owned subsidiary of FaceBank pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated as of March 19, 2020 (the “Merger Agreement”) by and among FaceBank, Merger Sub and fuboTV.

In accordance with the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”) all of the capital stock of fuboTV was converted into the right to receive shares of a newly created class of Series AA Convertible Preferred Stock of FaceBank, par value $0.0001 per share (the “Series AA Preferred Stock”) . The aggregate number of FaceBank common stock equivalent shares to be issued to fuboTV shareholders as a result of the Merger is 32,324,362 shares of Series AA Preferred Stock, each of which is convertible into two (2) shares of FaceBank common stock, par value $0.0001 per share (“FaceBank Common Stock”), for a total of 72,699,824 shares of FaceBank Common Stock on an as-converted basis. In addition, at the Effective Time, each outstanding option to purchase shares of common stock of fuboTV was assumed by FaceBank and converted into an option to acquire FaceBank Common Stock. The aggregate number of options to acquire FaceBank Common Stock as a result of the foregoing is 8,051,098, which are exercisable at a weighted average price of $1.32 per share. Each share of Series AA Preferred Stock is entitled to 0.8 votes per preferred share, and is convertible into two (2) shares of FaceBank Common Stock, only in connection with a bona fide transfer to a third party. The Series AA Preferred stock will benefit from certain protective provisions which, among others, require FaceBank to obtain the approval of a majority of the shares of outstanding Series AA Preferred Stock, voting as a separate class before undertaking certain actions. The effect of the Merger and the terms of the Series AA Preferred Stock is to initially establish an approximate two-thirds majority ownership of FaceBank on a common equivalent basis for the pre-Merger fuboTV shareholders while preserving a majority voting interest for the pre-Merger FaceBank shareholders.

In connection with the closing of the Merger, the Board of Directors of FaceBank approved the establishment of the FaceBank 2020 Equity Incentive Plan (the “Plan”). Pursuant to the Merger Agreement, FaceBank created an incentive option pool of 12,116,646 shares of FaceBank Common Stock under the Plan

fuboTV was incorporated in Delaware in 2015. Since its founding in 2015 as a soccer streaming service, fuboTV has evolved into a live TV streaming service for cord-cutters, with top Nielsen-ranked sports, news and entertainment channels.

The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby and the Series AA Preferred Stock do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement and Certificate of Designations with respect to the Series AA Preferred Stock, which were filed as Exhibits 2.1 and 3.2, respectively to the Company’s Current Report on Form 8-K filed on March 23, 2020, and which are incorporated by reference into this Current Report on Form 8-K.

The Company will file with the Securities and Exchange Commission (the “SEC”) the financial statements and pro forma financial information required to be filed pursuant to Rule 8-04 of Regulation S-X and Article 11 of Regulation S-X within the time prescribed by the rules of the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Pursuant to the terms of the Merger Agreement, FaceBank agreed to issue to the former shareholders of fuboTV who complete a duly executed letter of transmittal, an aggregate of 32,324,362 shares of Series AA Preferred Stock as merger consideration in the Merger.

The issuance of the shares of Series AA Preferred Stock to be issued as merger consideration in the Merger has not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The issuance of the shares of Series AA Preferred Stock to be issued as merger consideration in the Merger is exempt from the registration requirements of the Securities Act in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 4.01 Change in Registrant’s Certifying Accountant

(a) Dismissal of Previous Independent Public Accounting Firm

On March 31, 2020, the Board of Directors of FaceBank approved the dismissal of Marcum LLP (“Marcum”) as FaceBank’s independent public accounting firm. On April 7, 2020, FaceBank notified Marcum of its dismissal effective immediately.

The report of Marcum on the Company’s consolidated financial statements for the fiscal year ended December 31, 2018 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2018, and in the subsequent interim period through April 7, 2020, there were no disagreements with Marcum on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the matter in their report. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the fiscal year ended December 31, 2018, or in the subsequent period through April 7, 2020.

The Company provided Marcum with a copy of this Form 8-K prior to the time of its filing with the Securities and Exchange Commission and has requested that Marcum furnish it with a letter addressed to the Securities and Exchange Commission stating whether Marcum agrees with the statements made by the Company in this Item 4.01(a) and, if not, the respects in which it does not agree. The Company will amend this Form 8-K and attach a copy of Marcum’s letter as Exhibit 16.1 promptly after receipt of such letter.

During the two most recent fiscal years and in the subsequent interim period through April 7, 2020, the Company has not consulted with Marcum with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

(b) Engagement of New Registered Public Accounting Firm

On March 31, 2020, the Board of Directors of FaceBank approved the appointment of Salberg & Company P.A. (“Salberg”) as the Company’s new independent registered public accounting firm. On April 6, 2020, the Company entered into an engagement agreement with Salberg effective immediately. During the Company’s two most recent fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through April 6, 2020, neither the Company nor anyone acting on its behalf consulted with Salberg regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the terms of the Merger Agreement, the Board of Directors of FaceBank approved the appointment of David Gandler as Chief Executive Officer of FaceBank and the appointment of John Textor, FaceBank’s prior Chief Executive Officer, as Executive Chairman of FaceBank, each effective as of the Effective Time. In addition, the Board of Directors of FaceBank approved the appointment of David Gandler to FaceBank’s Board of Directors, effective as of the Effective Time.

David Gandler has served as President and Chief Executive Officer of fuboTV and as a member of the fuboTV board of directors since March 2014. Prior to joining fuboTV, Mr. Gandler served as Vice President, Ad Sales at DramaFever, a video streaming service acquired in 2016 by Warner Bros. Entertainment Inc., from 2013 to 2014. Prior to 2013, Mr. Gandler held positions at Scripps Networks Interactive, Inc., Time Warner Cable and Telemundo, a division of NBCUniversial Media, LLC. Mr. Gandler received a B.A. degree in economics from Boston University.

There is no arrangement or understanding between Mr. Gandler and any other person pursuant to which Mr. Gandler was elected as a director of the Company. There are no family relationships between Mr. Gandler and any director or executive officer of the Company, and, other than as described above, no transactions involving Ms. Gandler that would require disclosure under Item 404(a) of Regulation S-K.

FaceBank and Mr. Gandler entered into an Employment Agreement dated as of April 1, 2020 pursuant to which Mr. Gandler agreed to serve as the Company’s Chief Executive Officer (the “Gandler Employment Agreement”). The Gandler Employment Agreement will continue until the earlier of (i) Mr. Gandler’s termination of employment or (ii) immediately prior to a listing of the FaceBank Common Stock on either the Nasdaq Stock Market or the New York Stock Exchange (an “Uplist”), at which time the Company and Mr. Gandler have agreed to revisit and modify the terms of the Gandler Employment Agreement by reference to other peer group companies. Pursuant to the Gandler Employment Agreement, Mr. Gandler shall receive a base salary of $500,000 per year, subject to increase, but not decrease, at the discretion of the compensation committee of the Board. In addition, the Company and Mr. Gandler have agreed that Mr. Gandler shall be eligible to receive an annual bonus in a minimum amount of $100,000 based on his meeting certain performance-based targets. Pursuant to the Gandler Employment Agreement, Mr. Gandler will receive a bonus upon the successful Uplist of the FaceBank Common Stock. Mr. Gandler is also eligible to receive equity based awards under the Company’s compensation plans. On April 1, 2020, the Company granted to Mr. Gandler, a stock option to purchase 4,846,658 shares of FaceBank Common Stock at a price of $8.124 per share pursuant to the Company’s newly adopted 2020 Equity Incentive Plan. Mr. Gandler’s option shall vest over a four year period at a rate of 1/48 per month of the total grant per month. Mr. Gandler’s stock options are subject to 100% accelerated vesting in the event of his termination without Cause or for Good Reason (each as defined in the Gandler Employment Agreement) following a change in control of the Company. Further, if Mr. Gandler’s employment is terminated without Cause or for Good Reason, he receives as severance an amount equal to his then annual base salary and accelerated vesting of any unvested equity awards. Mr. Gandler is also eligible to participate in the Company’s employee benefit plans as in effect from time to time on the same terms as generally made available to other senior executives of the Company and have other benefits provided to executives of the Company. The Gandler Employment Agreement contains standard non-compete and confidentiality provisions.

FaceBank and Mr. Gandler also entered into FaceBank’s standard form of Indemnification Agreement (the “Indemnification Agreement”).

Copies of the Gandler Employment Agreement and the form of Indemnification Agreement are attached hereto as Exhibits 10.1 and 10.2 respectively. The foregoing descriptions of the Gandler Employment Agreement and the form of Indemnification Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Gandler Employment Agreement and the form of Indemnification Agreement which are attached hereto as Exhibits 10.1 and 10.2, respectively, and which are incorporated herein by reference.

Item 8.01 Other Events

The number of shares outstanding of FaceBank Common Stock as of April 7, 2020 was 32,307,285 shares.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated as of April 1, 2020 by and between FaceBank Group, Inc. and David Gandler
10.2	Form of Indemnification Agreement by and between FaceBank Group, Inc. and its directors and officers
99.1	Press Release issued by FaceBank Group, Inc. dated April 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FACEBANK GROUP, INC.

Date: April 7, 2020	By:	/s/ David Gandler
	Name:	David Gandler
	Title:	Chief Executive Officer